UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 26, 2016 (August 25, 2016)

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification of the Rights of Security Holders.

As previously announced, on August 19, 2016, the Company and JEH LLC entered into an Underwriting Agreement with Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC (the “Preferred Stock Underwriters”) with respect to the offer and sale of 1,600,000 shares of the Company’s 8.0% Series A Perpetual Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), plus the option of the Preferred Stock Underwriters to purchase an additional 240,000 shares of Preferred Stock, which option was exercised in full.  The closing of the sale of Preferred Stock occurred on August 26, 2016.

Under the terms of the Preferred Stock, the Company’s ability to declare or pay dividends or make distributions on, or purchase, redeem or otherwise acquire for consideration, shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), or any junior stock or parity stock currently outstanding or issued in the future, will be subject to certain restrictions in the event that the Company does not pay in full or declare and set aside for payment in full all accrued and unpaid dividends on the Preferred Stock (including certain unpaid excess cash payment amounts excused from payment as a dividend due to restrictions in credit facilities or other indebtedness or legal requirements (“Unpaid Excess Cash Payment Amounts”)). The terms of the Preferred Stock are more fully set forth in the Certificate of Designations (as defined below) described in Item 5.03 below and attached hereto as Exhibit 3.1 and incorporated herein by reference. A copy of the form of certificate for the Preferred Stock is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Certificate of Designations of the Company’s 8.0% Series A Perpetual Convertible Preferred Stock

In connection with the issuance of the Preferred Stock, on August 25, 2016, the Company filed with the Delaware Secretary of State a Certificate of Designations of 8.0% Series A Perpetual Convertible Preferred Stock (the “Certificate of Designations”) for the purpose of amending its amended and restated certificate of incorporation, as amended, to establish the designations, preferences, limitations and relative rights of the Preferred Stock. The Certificate of Designations became effective upon filing.

Holders of Preferred Stock are entitled to receive, when, as and if declared by the Company’s board of directors, cumulative dividends at the rate of 8.0% per annum (the “dividend rate”) per share on the $50.00 liquidation preference per share of the Preferred Stock, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on November 15, 2016. Dividends may be paid in cash or, subject to certain limitations, in Class A Common Stock, or a combination thereof.

Each share of Preferred Stock has a liquidation preference of $50.00 per share and is convertible, at the holder’s option at any time, initially into approximately 15.6961 shares of common stock of the Company (which is equivalent to an initial conversion price of approximately $3.19 per share), subject to specified adjustments and limitations as set forth in the Certificate of Designations. Based on the initial conversion rate and the full exercise of the

Preferred Stock Underwriters’ over-allotment option, approximately 28.9 million shares of common stock of the Company would be issuable upon conversion of all the Preferred Stock.

On or after August 15, 2021, the Company may, at its option, give notice of its election to cause all outstanding shares of Preferred Stock to be automatically converted into shares of Class A Common Stock at the conversion rate, if the closing sale price of the Class A Common Stock equals or exceeds 175% of the conversion price for at least 20 trading days in a period of 30 consecutive trading days.

On August 15, 2024 (the “designated redemption date”), each holder of Preferred Stock may require us to redeem any or all Preferred Stock held by such holder outstanding on the designated redemption date at a redemption price equal to a liquidation preference of $50.00 per share plus all accrued dividends on the shares to but excluding the designated redemption date that have not been paid plus any Unpaid Excess Cash Payment Amounts (the “redemption price”).  The redemption price may be paid in cash or, subject to certain limitations, in Class A Common Stock, or a combination thereof.

Except as required by law or the Company’s Amended and Restated Certificate of Incorporation, which includes the Certificate of Designations, the holders of Preferred Stock have no voting rights (other than with respect to certain matters regarding the Preferred Stock or when dividends payable on the Preferred Stock have not been paid for an aggregate of six quarterly dividend periods, or more, whether or not consecutive, as provided in the Certificate of Designations).

In addition, upon the Company’s voluntary or involuntary liquidation, winding-up or dissolution, each holder of Preferred Stock will be entitled to receive a liquidation preference in the amount of $50.00 per share of Preferred Stock, plus an amount equal to accrued and unpaid dividends on the shares to but excluding the date fixed for liquidation, winding-up or dissolution, plus any Unpaid Excess Cash Payment Amounts, to be paid out of the Company’s assets legally available for distribution to the Company’s stockholders, after satisfaction of liabilities to the Company’s creditors and holders of shares of senior stock and before any payment or distribution is made to holders of junior stock (including the Company’s Class A Common Stock and Class B Common Stock).

The foregoing description of the Certificate of Designations is subject to, and qualified in its entirety by, the full text of the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Fourth Amended and Restated Limited Liability Company Agreement of Jones Energy Holdings, LLC

In connection with the issuance of Preferred Stock, JEH LLC amended and restated its Limited Liability Company Agreement (as amended, the “JEH LLC Agreement”). The amendments to the JEH LLC Agreement included, among other things, the creation of a new series of preferred units (the “JEH Mirror Preferred Units”). In consideration of the Company’s contribution of the net proceeds from the sale of the Preferred Stock to JEH LLC, JEH LLC has issued to the Company a number of JEH Mirror Preferred Units equal to the number of shares of

Preferred Stock issued by the Company in the offering of Preferred Stock after the full exercise of the Preferred Stock Underwriters’ over-allotment option.

The terms of the JEH Mirror Preferred Units have designations, preferences and other rights such that the economic interests attributable to the JEH Mirror Preferred Units are substantially the same as the economic rights of the Preferred Stock.

The terms of the JEH Mirror Preferred Units provide that unless distributions have been declared and paid upon, or declared and a sum sufficient for the payment thereof have been set apart for payment upon all JEH Mirror Preferred Units issued by JEH LLC for the then-current quarterly distribution period, then, during such quarterly distribution period only, JEH LLC may not repurchase its JEH LLC Units or any other units ranking junior to the JEH Mirror Preferred Units and may not declare or pay or set apart payment for distributions on JEH LLC Units or any such junior units (other than mandatory tax distributions payable to the Company and distributions that are intended to satisfy our obligations under the tax receivable agreement, dated July 29, 2013, among us, JEH LLC and the other parties thereto). The terms of the JEH Mirror Preferred Units also provide that, in the event that JEH LLC liquidates, dissolves or winds up, JEH LLC may not declare or pay or set apart payment on its JEH LLC Units or any other units ranking junior to the JEH Mirror Preferred Units unless the outstanding liquidation preference on all outstanding JEH Mirror Preferred Units have been repaid via redemption or otherwise, subject to certain exceptions.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the JEH LLC Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 7.01. Regulation FD Disclosure.

On August 26, 2016, the Company issued a press release announcing the closing of its previously announced acquisition of producing and undeveloped oil and gas assets in the Anadarko Basin for an as-adjusted closing purchase price of $26.3 million, subject to customary post-closing adjustments. The company funded the acquisition with cash on hand. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing. The Company does not assume any obligation to update such information in the future.

Item 8.01.                                        Other Information.

On August 25, 2016, the Preferred Stock Underwriters exercised their over-allotment option to purchase an additional 240,000 shares of Preferred Stock in full, bringing the total shares to be purchased in the recent public offering of Preferred Stock to 1,840,000. The total net proceeds from the offering of Preferred Stock (after underwriters’ compensation but before estimated expenses), including the exercise of the underwriters’ over-allotment option, is approximately $88.3 million.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT NUMBER	DESCRIPTION

3.1

Certificate of Designations of the 8.0% Series A Perpetual Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware and effective August 25, 2016 (including form of stock certificate)

4.1	Form of certificate for the 8.0% Series A Perpetual Convertible Preferred Stock (included as Exhibit A to Exhibit 3.1)
5.1	Opinion of Baker Botts L.L.P., relating to the Company’s Class A Common Stock
5.2	Opinion of Baker Botts L.L.P., relating to the Company’s 8.0% Series A Perpetual Convertible Preferred Stock
8.1	Opinion of Baker Botts L.L.P., as to certain tax matters relating to the Company’s Class A Common Stock
8.2	Opinion of Baker Botts L.L.P., as to certain tax matters relating to the Company’s 8.0% Series A Perpetual Convertible Preferred Stock
10.1	Fourth Amended and Restated Limited Liability Company Agreement of Jones Energy Holdings, LLC
23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).
23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.2 hereto).
23.3	Consent of Baker Botts L.L.P. (included in Exhibit 8.1 hereto).
23.4	Consent of Baker Botts L.L.P. (included in Exhibit 8.2 hereto).
99.1	Press Release, dated August 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: August 26, 2016	By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1

Certificate of Designations of the 8.0% Series A Perpetual Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware and effective August 25, 2016 (including form of stock certificate)

4.1	Form of certificate for the 8.0% Series A Perpetual Convertible Preferred Stock (included as Exhibit A to Exhibit 3.1)
5.1	Opinion of Baker Botts L.L.P., relating to the Company’s Class A Common Stock
5.2	Opinion of Baker Botts L.L.P., relating to the Company’s 8.0% Series A Perpetual Convertible Preferred Stock
8.1	Opinion of Baker Botts L.L.P., as to certain tax matters relating to the Company’s Class A Common Stock
8.2	Opinion of Baker Botts L.L.P., as to certain tax matters relating to the Company’s 8.0% Series A Perpetual Convertible Preferred Stock
10.1	Fourth Amended and Restated Limited Liability Company Agreement of Jones Energy Holdings, LLC
23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).
23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.2 hereto).
23.3	Consent of Baker Botts L.L.P. (included in Exhibit 8.1 hereto).
23.4	Consent of Baker Botts L.L.P. (included in Exhibit 8.2 hereto).
99.1	Press Release, dated August 26, 2016